Exhibit 99.1

China Green Material Technologies, Inc.
Appoints Two New Board Members

HARBIN, China, May 24, 2010 -- China Green Material Technologies, Inc. (OTC Bulletin Board: CAGM, or the “Company"), a Chinese leader in developing and manufacturing starch-based biodegradable containers, tableware and packaging materials, today announced that effective May 19, 2010, Mr. Lianjun Luo and Mr. Dongxiang Wang have been appointed to the Company’s Board of Directors, replacing Ms. Yang Meng and Mr. Yingjie Qiao, who resigned on May 19, 2010. Concurrently, Company’s Board established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  Mr. Luo will serve as the Chairman of the Audit Committee, while Mr. Wang will serve as the Chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

“We welcome Lainun and Dongxiang to our Board,” said Mr. Su Zhonghao, CEO of the Company.  “Their combined expertise in public company operations, corporate finance and accounting will complement the strengths of our current Board and we look forward to their contributions.  We’re confident that the diverse skills and public company insight that Lianjun and Dongxiang bring to our Company will help us drive our profitable growth and build long-term shareholder value.  I would also like to thank Ms. Yang Meng and Mr. Yingjie Qiao for their contributions to the Board and the Company.”

Mr. Luo is a founder of Beijing Pucheng Law Firm in Beijing, where he currently serves as counsel on mergers & acquisitions and restructurings.  Previously, Mr. Luo was an accounting officer for Fudako Faucet Works, Inc. (OTCBB: FUFW) and Chief Financial Officer and a Director for Kiwa Biotech Products Group (OTCBB: KWBT).  His expertise includes financial management, SEC reporting, U.S exchange listings and financing transactions.  Mr. Lainun graduated from the Faculty of Law, China University of Political Science.

Mr. Wang has spent the past five years in venture capital and currently serves as the Vice President for Tsinghua Science Park Venture Capital, where he is responsible for project evaluations and investment decisions.  He has held positions in financial analysis, strategic planning and business development with large telecommunications companies, including Worldcom and Shangdong Neocomm Communications.  Mr. Wang has a Bachelor of Engineering degree from Tsinghua University in China and received his MBA in Finance from Case Western Reserve University.

About China Green Material Technologies, Inc.

Website: http://www.sinogreenmaterial.com

China Green Material Technologies, Inc. (OTCBB: CAGM) is a China-based manufacturer of starch-based biodegradable containers, tableware and packaging products. Headquartered in Harbin city of China, the Company currently has 153 employees. The Company has developed proprietary biodegradable food packaging materials technologies.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believe, expect, anticipate, optimistic, intend, will" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risks and other factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
Feng Peng
HC International, Inc.
86-138-12271616
feng.peng@hcinternational.net

In the U.S.:
Christine Greany
HC International, Inc.
858-523-1732
christine.greany@hcinternational.net